UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2010 (November 1, 2010)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 1, 2010, Rex Energy Corporation (“Rex Energy”) issued a press release announcing its results of operations and financial condition for the quarter and nine-month period ending September 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including the related Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e) On November 1, 2010, Rex Energy announced that it has appointed Daniel J. Churay as President and Chief Executive Officer of Rex Energy and its wholly owned subsidiary, Rex Operating Corp. (“Rex Operating,” together with Rex Energy, the “Company”), effective as of December 1, 2010. On such date, Mr. Churay will replace Lance T. Shaner, who has been serving as Rex Energy’s interim President and Chief Executive Officer since October 2, 2010. Mr. Churay, 47, has served as a director of Rex Energy since October 2007 and has served as the Executive Vice President, General Counsel and Secretary of YRC Worldwide Inc., a Fortune 500 transportation and logistics company, since 2002.

In connection with the appointment of Mr. Churay, on November 1, 2010, the Company and Mr. Churay entered into an employment agreement, which will be effective as of December 1, 2010. The employment agreement will terminate on November 30, 2013, subject to automatic annual renewal thereafter unless either the Company or Mr. Churay provides written notice of non-renewal at least 90 days prior to the then-applicable termination date. If a “change in control” (as defined in the employment agreement) of Rex Energy occurs, the employment agreement will be extended automatically for an additional two years.

The employment agreement provides for Mr. Churay to serve as President and Chief Executive Officer of the Company. Mr. Churay will receive an annual base salary of $410,000, which may be increased by the Company, but which may not be materially decreased before a change in control and may not be decreased after a change in control. The employment agreement also provides that Mr. Churay will receive a $136,000 sign-on bonus on the first day of his employment with the Company.

The employment agreement provides that during his employment with the Company, Mr. Churay is entitled to participate in the Company’s annual incentive plan, with a target annual bonus initially set at 55% of his base salary. For fiscal year 2010, his target bonus will be prorated to reflect the portion of the year in which he is employed by the Company, but, except as noted in the following sentence, his bonus but will be no less than $12,000. If Mr. Churay receives a director’s fee for November 2010, his guaranteed bonus for fiscal year 2010 will be reduced by 50% to $6,000. For fiscal year 2011, Mr. Churay is entitled to a guaranteed annual bonus of $72,000, which will be credited against any annual bonus earned for 2011.

The employment agreement further provides that during his employment with the Company, Mr. Churay is eligible to participate in the Company’s equity compensation plan. On December 1, 2010, Mr. Churay will receive a stock option grant to purchase a number of shares of Rex Energy common stock to be calculated such that the option will have a total financial accounting expense to the Company over the vesting period of $282,444. The number of shares of Rex Energy common stock subject to the stock option will be determined by dividing $282,444 by the value of an option to purchase a share of Rex Energy common stock on the date of grant utilizing the Company’s expense methodology for options. The option will vest and become exercisable as to 50% of the shares underlying the option on each of December 1, 2011 and December 1, 2012, provided that Mr. Churay continues to be employed by the Company on the applicable vesting dates.

On December 1, 2010, Mr. Churay also will receive a number of restricted shares of Rex Energy common stock to be calculated such that the restricted shares will have a total financial accounting expense to the Company of $564,889 over two years at target performance. The number of restricted shares granted will be determined by multiplying $564,889 by two and dividing that sum by the fair market value of a share of Rex Energy common stock on the date of grant. The restricted shares will vest based on achievement of performance targets by the Company as of December 31, 2012. Mr. Churay will be eligible to receive 50% of the restricted shares that vest as of December 31, 2012 if he remains employed with the Company from the grant date through December 31, 2011 and 100% of the restricted shares that vest as of December 31, 2012 if he remains employed by the Company from the grant date through December 31, 2012. Beginning in fiscal year 2011, Mr. Churay will be eligible to receive equity-based and/or long-term cash compensation awards and performance awards as approved by the compensation committee of Rex Energy’s board of directors. Mr. Churay’s initial annual target award percentage is expected to be at 120% of base salary, and his initial annual overachievement award cap is expected to be at 240% of base salary, subject to adjustment by the compensation committee in its discretion. Mr. Churay will be eligible to receive additional benefits, as applicable, including relocation assistance, reimbursement for legal expenses in connection with the employment agreement (up to a maximum of $10,000) and a monthly perquisite allowance of $1,875.

Mr. Churay will receive severance benefits if his employment is involuntarily terminated by the Company without “cause” (as defined in the employment agreement) or if he terminates employment for “good reason” (as defined in the employment agreement), subject to Mr. Churay executing a release of claims. If such a termination occurs prior to a change in control or after the 24 month period following a change in control, the Company will provide the following severance benefits:

•

An amount equal to Mr. Churay’s annual base salary, payable in payroll installments for 18 months, provided that if Mr. Churay is an employee or independent contractor of a subsequent employer after the end of the 12 month period following the date of termination, then severance payments will cease as of the later of the end of the 12 month period or the date of Mr. Churay’s subsequent employment;

•	A pro rated annual bonus for the year of termination based on the Company’s achievement of performance goals;

•	A lump sum equal to the premium cost of his basic life insurance for 18 months; and

•	Reimbursement of COBRA premiums for 18 months after the date of termination, but reduced to the extent that similar coverage is available to Mr. Churay through a subsequent employer.

•

In addition, the option and restricted shares awarded to Mr. Churay on December 1, 2010, and the first equity-based grant awarded to Mr. Churay in fiscal year 2011, will continue to vest during the period in which Mr. Churay receives severance payments.

If Mr. Churay’s employment is terminated as described above upon, or within 24 months following, a change in control, the Company will provide the following severance benefits:

•	A lump sum equal to 24 months of Mr. Churay’s annual base salary;

•	A pro rated annual bonus equal to Mr. Churay’s target annual bonus for the year of termination;

•	A lump sum equal to the premium cost of his basic life insurance for 24 months; and

•	Reimbursement of COBRA premiums for 24 months after the date of termination, but reduced to the extent that similar coverage is available to Mr. Churay through a subsequent employer.

If Mr. Churay’s employment is terminated upon his death or disability, the Company will pay a pro rated target annual bonus for the year of termination. In addition, if Mr. Churay’s employment is terminated upon death, the Company will pay a lump sum equal to 90 days of his base salary.

Under the employment agreement, Mr. Churay has agreed to confidentiality, non-solicitation, non-competition and non-disparagement covenants with respect to the Company.

The foregoing summary of Mr. Churay’s employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 1, 2010, Rex Energy issued a press release related to the appointment of Daniel J. Churay as President and Chief Executive Officer of Rex Energy. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including the related Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, by and between Daniel J. Churay, Rex Energy Corporation and Rex Energy Operating Corp. dated as of November 1, 2010.

99.1	Press Release of Rex Energy Corporation dated November 1, 2010.

99.2	Press Release of Rex Energy Corporation dated November 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: November 3, 2010	By:	/S/ THOMAS C. STABLEY
	Name:	Thomas C. Stabley
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, by and between Daniel J. Churay, Rex Energy Corporation and Rex Energy Operating Corp. dated as of November 1, 2010.

99.1	Press Release of Rex Energy Corporation dated November 1, 2010.

99.2	Press Release of Rex Energy Corporation dated November 1, 2010.